SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 26, 2006
STURM, RUGER & COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	06-0633559 (Commission File Number)	001-10435 (IRS Employer Identification Number)
ONE LACEY PLACE, SOUTHPORT, CONNECTICUT     06890
(Address of Principal Executive Offices)                                    (Zip Code)
Registrant’s telephone number, including area code (203) 259-7843
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     The information presented in Item 2.01 hereof is hereby incorporated by reference in this Item 1.01.
Item 2.01 Completion of Acquisition or Disposition of Assets
     On September 26, 2006, Sturm, Ruger & Company, Inc. (the “Company”) entered into a Sale and Purchase Agreement with Ruger Business Holdings, L.P. (“Ruger Holdings”), pursuant to which the Company agreed to purchase all of Ruger Holdings’ shares of common stock on the Company (4,272,000 shares). William B. Ruger, Jr. and Carolyn Ruger Vogel (son and daughter of William B. Ruger) are co-trustees of the William B. Ruger Revocable Trust of 1988, the sole limited partner of Ruger Holdings. Ruger Management, Inc., the sole general partner of Ruger Holdings is owned by William B. Ruger, Jr. and Carolyn R. Vogel. The purchase price of the shares was $5.90 per share, and the total consideration paid by the Company to Ruger Holdings in connection with the stock purchase was $25,204,800.
     The foregoing description of the Sale and Purchase Agreement is qualified in its entirety by reference to the complete terms and conditions of the Sale and Repurchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
     On September 26, 2006 the Company issued a press release announcing its entry into the Sale and Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporate herein by reference.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Sale and Purchase Agreement, dated as of September 26, 2006, by and between Sturm, Ruger, & Co., Inc., and Ruger Business Holdings, L.P.

99.1	Press Release of Sturm, Ruger & Company, Inc., dated September 26, 2006, regarding the purchase of stock of the Company from Ruger Business Holdings, L.P.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STURM, RUGER & COMPANY, INC.
By:	/s/ Thomas A. Dineen
	Name:	Thomas A. Dineen
	Title:	Principal Financial Officer, Treasurer and Chief Financial Officer

Dated: September 26, 2006

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